MAM Software Group Reports Quarterly Financial Results; Announces Share Repurchase Program

Barnsley, England, November 8, 2011 /PRNewswire-FirstCall/ -- MAM Software Group, Inc. (OTC Bulletin Board: MAMS), a leading provider of business automation and ecommerce solutions for the automotive aftermarket, announced the following financial results for its quarter ended September 30, 2011, through the filing on November 7, 2011 of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission:

	For The Quarter Ended
(In thousands, except share and per share data)	September 30,
	2011	2010
Revenues	$6,162	$6,602
Gross profit	$3,477	$3,810
Operating income	$874	$1,206
Income before provision for income tax	$971	$737
Net income	$731	$437
Earnings per share attributed to common stockholders - basic	$0.05	$0.05
Earnings per share attributed to common stockholders - diluted	$0.05	$0.05
Weighted average shares outstanding - basic	14,213,380	8,571,243
Weighted average shares outstanding - diluted	14,480,289	8,571,243

First Quarter Highlights:

•	Continued quarterly growth of Autowork Online subscribers to 2,380.

•	A 19.5% annual growth in recurring revenues to 71%

•	A 110% quarterly growth of net cash to $1,908,000

•	Systems backlog of $1,910,000

First Quarter Financial Review:

Revenues were $6,162,000 for the three months ended September 30, 2011, compared with $6,602,000 for the three months ended September 30, 2010, a decrease of $440,000 or 6.7%  Operating income decreased $332,000 or 27.6% to $874,000 for the quarter ended September 30, 2011, as compared to income of $1,206,000 for September 30, 2010. Income before income taxes was increased $234,000 or 31.8% to $971,000 as compared to income of $737,000 in the prior fiscal quarter.  Net income after taxes increased $294,000 or 67.3% to $731,000 for the quarter ended September 30, 2011 vs. income of $437,000 for the quarter ended September 30, 2010.  Basic and Diluted earnings per share were $0.05 versus $0.05 per share for the same year ago period.

Revenues for the quarter ended September 30, 2011 decreased $440,000, or 6.7%, resulting from a combination of (i) decreased revenue from our U.S. operations of $65,000 and (ii) a decrease in revenue of 356,000GBP from our U.K. subsidiary. U.S. revenue decreased $65,000 to $1,520,000 in 2011 from $1,585,000 in 2010 because of decreased sales of software and professional services, which were partially offset by an increase in the recurring revenue of $109,000. U.K. Revenue decreased 356,000GBP, or 11.0%, to 2,881,000GBP during the three months ended September 30, 2011 from 3,237,000GBP during the three months ended September 30, 2010.  UK recurring revenue increased $342,000 and partially offset the decrease in software and professional services revenue.  The weaker U.S. dollar resulted in UK dollar-denominated revenue of $4,642,000 during 2011 as compared to $5,017,000 during 2010, a decrease of $375,000.

Gross margins for the quarter ended September 30, 2011 were 56.5% vs. 57.7% for the quarter ended September 30, 2010.

Business Update:

Commenting on the first quarter of fiscal 2012, MAM's CEO, Michael Jamieson, said, "The Company experienced a decrease in revenues and a reduction in profit margins while also reducing operating expenses, which resulted in a decrease in operating income of $332,000 to $874,000.  The Company’s U.S. based recurring revenues increased to $1,130,000 from $1,021,000 an increase of $109,000 or 11% for the quarters ended September 30, 2011 and 2011 respectively. The Company’s UK subsidiary, MAM Software Limited, increased recurring revenue $342,000 or 12%, to $3,228,000 vs. $2,886,000 for quarters ended September 30, 2011 and 2010 respectively”. Mr. Jamieson also added, “We continued our strategic development, building on the results achieved in Fiscal 2011. We were particularly pleased with the progress that we made with our ‘cloud’ based application, Autowork Online in the UK.  Subscribers to Autowork Online have increased each month of this quarter and now total 2,380.  Revenues from Autowork Online totaled $171,000 for the three months ended September 30, 2011, a $15,000 or 9.6% quarter-over-quarter revenue growth from June 30, 2011. Mr. Jamieson further elaborated that “the Company increased its cash position by $766,000 to $3,536,000, decreased debt by $234,000 to $1,628,000, and increased Stockholders’ Equity by 6% to $12,155,000. Furthermore, the first quarter produced an Adjusted EBITDA of $1,387,000 versus $1,608,000 for the quarter ending September 30, 2010, a decrease of 14%.”

The Company also announced that its Board of Directors has authorized the repurchase of up to $250,000 of its common stock, effective November 8, 2011.  Under the authorization provided by the Board, stock repurchases may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, MAM’s cash balances, general business and market conditions, the dilutive effects of share-based incentive plans, alternative investment opportunities and working capital needs. The stock repurchase authorization, which does not require the Company to purchase any specific or minimum number of shares, does not have an expiration date and may be suspended or terminated at any time without prior notice. Repurchased shares will be returned to the status of authorized but un-issued shares of common stock.

As of November 7, 2011, MAM had approximately 14,296,269 shares of common stock outstanding.

About MAM Software Group, Inc.

MAM Software Group, Inc. (OTC Bulletin Board: MAMS) is a supplier of business and ERP supply chain management solutions to automotive parts manufacturers, distributors and retailers. MAM Software Group provides the automotive aftermarket with a combination of business management systems, information products, and online services that together deliver benefits for all parties involved in the timely repair of a vehicle. For further information, please visit http://www.mamsoftwaregroup.com/.

MAM SOFTWARE GROUP, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

ASSETS	September 30, 2011	June 30, 2011
Current Assets	(Unaudited)
Cash and cash equivalents	$3,536	$2,770
Accounts receivable, net of allowance of $144 and $174	2,829	3,340
Inventories	272	293
Prepaid expenses and other current assets	752	732
Total Current Assets	7,389	7,135

Property and Equipment, Net	744	776

Other Assets
Goodwill	9,162	9,332
Amortizable intangible assets, net	1,898	2,093
Software development costs, net	1,286	1,364
Other long-term assets	63	70
TOTAL ASSETS	$20,542	$20,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,318	$1,129
Accrued expenses and other	1,695	2,468
Payroll and other taxes	645	385
Derivative liabilities	522	672
Current portion of long-term debt	773	1,086
Current portion of deferred revenue	395	438
Sales tax payable	896	918
Income tax payable	527	664
Total Current Liabilities	6,771	7,760

Long-Term Liabilities
Deferred revenue, net of current portion	224	190
Deferred income taxes	222	246
Long-term debt, net of current portion	855	776
Other	315	325
Total Liabilities	8,387	9,297
Commitments and Contingencies
Stockholders' Equity		-
Preferred stock: Par value $0.0001 per share; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock: Par value $0.0001 per share; 150,000,000 shares authorized, 14,267,040 and 14,167,621 shares issued and outstanding, respectively	1	1
Additional paid-in capital	33,368	33,156
Accumulated other comprehensive loss	(822)	(561)
Accumulated deficit	(20,392)	(21,123)
Total Stockholders' Equity	12,155	11,473
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $	$20,542	$20,770

MAM SOFTWARE GROUP, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In   thousands, except share and per share data)

	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010
Revenues	$6,162	$6,602
Cost of revenues	2,685	2,792
Gross Profit	3,477	3,810

Operating Expenses
Research and development	804	782
Sales and marketing	599	505
General and administrative	899	1,049
Depreciation and amortization	301	268
Total Operating Expenses	2,603	2,604

Operating Income	874	1,206

Other Income (Expense)
Interest expense	(53)	(417
Change in fair value of derivative liabilities	150	(52)
Total other income (expense), net	97	(469)

Income before provision for income taxes	971	737

Provision for income taxes	240	300

Net income	731	437

Foreign currency translation gain (loss)	(261)	334
Total comprehensive income	$470	$771
Earnings per share attributed to common stockholders:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05
Weighted average shares outstanding:
Basic	14,213,380	8,571,243
Diluted	14,480,289	8,571,243

MAM SOFTWARE GROUP, INC. Calculation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (unaudited, includes non-cash compensation and intangible asset impairment)
	For the Quarter Ended
	September 30,
(in thousands)	2011	2010

Net Income	$731	$437
Interest Expense	53	471
Taxes	240	300
Depreciation and amortization	301	268
Non-cash equity compensation	212	80
Change in fair value of derivative liabilities	(150)	52
Adjusted EBITDA	$1,387	$1,608

This press release contains forward-looking statements regarding the Company’s working capital and future repurchases of the Company’s common stock. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our expectations or that may cause the Company not to make share repurchases as currently anticipated, including alternative uses of cash, future competing investment opportunities, general economic, business, and market conditions, and other risks and uncertainties that may adversely impact our business.  Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including, increased competition; the ability of the Company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed time to time in the Company's filings with the Securities and Exchange Commission.

Contact: Charles F. Trapp, Executive Vice President and Chief Financial Officer 610-336-9045 ext. 240

Maple Park, Maple Court
Tankersley, S75 3DP UK
Tel : +44 (0) 1244 311794